UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    December 5, 2017

Service Corporation International

(Exact name of registrant as specified in its charter)

Texas	1-6402-1	74-1488375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1929 Allen Parkway Houston, Texas	77019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (713) 522-5141

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Information

On December 5, 2017, Service Corporation International (the “Company”) announced that it intends to offer $525 million aggregate principal amount of senior notes pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission, subject to market and other conditions. Upon closing of the offering, the Company intends to redeem approximately $250 million aggregate principal amount of its 7.625% Senior Notes due 2018.

In addition, the Company announced that it expects to enter into a $1.675 billion unsecured credit agreement maturing in 2022 on December 6, 2017. The credit agreement will provide for a $1 billion revolving credit facility and a $675 million Term Loan A. Commitments have been received for the revolving credit facility and Term Loan A, subject to customary closing conditions.

The press release relating to the offering is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information contained in this Current Report on Form 8-K, including the exhibits hereto, is neither an offer to sell nor a solicitation of an offer to purchase any of the notes or any other securities of the Company. The notes will be offered only by means of a prospectus supplement and accompanying base prospectus.

Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements have been made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as “believe,” “estimate,” “project,” “expect,” “anticipate,” or “predict,” that convey the uncertainty of future events or outcomes. These statements are based on assumptions that the Company believes are reasonable; however, many important factors could cause the Company’s actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of the Company. There can be no assurance that future dividends will be declared. The actual declaration of future dividends, and the establishment of record and payment dates, is subject to final determination by the Company’s Board of Directors each quarter after its review of the Company’s financial performance. Important factors which could cause actual results to differ materially from those in forward-looking statements include, among others, restrictions on the payment of dividends under existing or future credit agreements or other financing arrangements; changes in tax laws relating to corporate dividends; a determination by the Board of Directors that the declaration of a dividend is not in the best interests of the Company and its shareholders; an increase in the Company’s cash needs or a decrease in available cash; or a deterioration in the Company’s financial condition or results. For further information on these and other risks and uncertainties, see the Company’s Securities and Exchange Commission filings, including its 2016 Annual Report on Form 10-K/A. Copies of this document as well as other SEC filings can be obtained from the website at http://www.sci-corp.com. The Company has no obligation and makes no undertaking to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by it, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits

(d) The following exhibits are included with this report:

Exhibit No.	Description
99.1	Press Release dated December 5, 2017

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 5, 2017	Service Corporation International

	By:	/s/ Eric D. Tanzberger
Eric D. Tanzberger
Senior Vice President Chief Financial Officer